                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

                  This Amended and Restated Intercreditor Agreement (this "Agreement") is made as of November 17, 2000, between and among Marketing Specialists Corporation (the "PARENT"), a corporation duly organized and validly existing under the laws of the State of Delaware, Paul Inman Associates, Inc. ("PIA"), a corporation duly organized and validly existing under the laws of the State of Michigan, Marketing Specialists Sales Company ("MSSC"), a corporation duly organized and validly existing under the laws of the State of Texas, The Sales Force Companies, Inc. ("SALES FORCE"), a corporation duly organized and validly existing under the laws of the State of Indiana, any subsidiary of the Parent that is hereafter added as a Debtor hereunder pursuant to the terms of
Section 3.7(c) of this Agreement (any such subsidiary, together with Parent, PIA, MSSC and Sales Force herein individually a "Debtor" and collectively the "Debtors"), The Chase Manhattan Bank ("Chase"), as agent for the Revolver Lenders hereinafter defined (together with its successors and assigns in such capacity, "Revolver Agent"), and First Union National Bank ("First Union"), a national banking association, as agent for the Term Lenders hereinafter defined (together with its successors and assigns in such capacity, "Term Loan Agent," and together with the Revolver Agent, the "Secured Parties"); MS Acquisition Limited, a Delaware limited partnership ("MS Acquisition"); and Richmont Capital Partners I, L.P., a Delaware limited partnership ("Richmont").

                                    RECITALS:

                  A. Pursuant to the Term Loan Agreement hereinafter defined and the "Collateral Security Documents" referred to therein, Debtors have granted a security interest in the assets of Debtors, including, without limitation, the Shared Collateral hereinafter defined, in favor of the Term Loan Agent, for the benefit of the Term Lenders.

                  B. Pursuant to the Revolver Agreement hereinafter defined and the "Loan Documents" referred to therein, Debtors have granted a security interest in the Shared Collateral in favor of the Revolver Agent, for the benefit of the Revolver Lenders.

                  C. As a condition to entering into the Term Loan Agreement and the Revolver Agreement, the parties hereto (other than MS Acquisition and Richmont) entered into an Intercreditor Agreement dated as of March 30, 2000 (the "Original Agreement"), in order to establish the respective priorities of the Secured Parties in the Shared Collateral, and otherwise to set forth certain rights and obligations of the Secured Parties with respect to each other.

                  D. In addition, the Parent has requested that the Term Lenders make certain amendments to, and waive certain defaults under, the Term Loan Agreement pursuant to a First Amendment to Credit Agreement dated as of the date hereof, which amendments and waivers the Term Lenders have agreed to consent to subject to certain terms and conditions including, without limitation, the delivery of this Agreement, which amends and restates the Original Agreement in its entirety.

                  E. The Debtors have requested that the Revolver Lenders make certain amendments to, and waive certain defaults under, the Revolver Agreement pursuant to a Second Amendment to Credit Agreement dated as of the date hereof (the "Second Revolver Amendment"), which amendments and waivers the Revolver Lenders have agreed to consent to subject to certain terms and conditions including, without limitation, the delivery of this Agreement.

                  F. Richmont has guaranteed a portion of the indebtedness under the Revolver Agreement pursuant to that certain Guaranty Agreement dated March 30, 2000 (the "Richmont Guaranty"), and for a period of time provided further credit support to the Revolver Lenders pursuant to a pledge of certain cash collateral by Richmont. MS Acquisition was assigned such cash collateral and has posted additional cash collateral in favor of the Revolver Lenders. Such cash collateral will be released pursuant to the Revolver Amendment, and in connection therewith MS Acquisition will purchase a participation in a portion of the loans under the Revolver Agreement designated as the Tranche B Loans.

                  NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. CERTAIN DEFINITIONS. The following terms when used herein (including in the Recitals hereto) shall have the respective meanings indicated below:

                   "Accounts" has the meaning specified on Exhibit "A" attached hereto.

                   "Agency Account Agreement" means an agreement entered into for the benefit of the Secured Parties with a depository institution providing a Debtor with lockbox services for the collections of its accounts, which Agency Account Agreement shall be substantially in the form of that certain Three Party Agreement Relating to Lockbox Services (with Activation) dated the date hereof among the Revolver Agent, Marketing Specialists Sales Company and Bank of America, N.A., as the same may be amended or otherwise modified, or any other agreement approved by the Revolver Agent that has the same substantive effect of such Three Party Agreement Relating to Lockbox Services (with Activation).

                  "Approved Lock Box" means a lock box post office address to which account debtors with respect to the accounts of a Debtor have been instructed to send all monies, checks and other instruments in payment of any accounts and which is subject to an Agency Account Agreement or is held at Chase and is subject to Section 2.13 hereof.

                  "Approved Lock Box Account" means a deposit account to which monies, checks and other instruments received in the Approved Lock Box are deposited and which is subject to an Agency Account Agreement or is held at Chase and is subject to Section 2.13 hereof.

                  "Books and Records" means all of each Debtor's books and records, including without limitation, all books and records, computer runs, invoices, tapes, processing software, processing contracts (such as contracts for computer time and services) and any computer prepared information, tapes, or data of every kind and description, whether in the possession of any Debtor or in the possession of third parties and all of each Debtor's other data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes, rights of the Debtor to retrieve data and other information from third parties, and other data of every kind and description, in each case to the extent that they indicate, summarize, or evidence, or otherwise relate to, the Accounts or Inventory, whether in the possession of any Debtor or in the possession of any third party.

                  "Borrowing Base" has the meaning specified in the Revolver Agreement.

                  "Business Day" means a day, other than Saturday or Sunday and legal holidays, when the Term Loan Agent and Revolver Agent are open for business.

                  "Default Notice" means (i) notice by any Debtor to Revolver Agent or Term Loan Agent that an event of default has occurred under the Revolver Documents or the Term Loan Documents, (ii) notice by Term Loan Agent to Revolver Agent that an event of default has occurred under the Term Loan Documents, or (iii) notice by Revolver Agent to Term Loan Agent that an event of default has occurred under the Revolver Documents.

                  "Double Dilution" means two (2) times the average dilution percentage for the accounts receivable of the applicable Debtor for any ninety
(90) day period selected by the Revolver Agent. "Average dilution percentage" shall be calculated for any period by dividing the dilution of accounts receivable occurring during such period by the gross sales for such period and multiplying the resulting quotient by 100. For purposes of the foregoing, "dilution" means any reduction in the value of accounts receivable caused by returns, write-offs, discounts, credits, allowances, and/or any other non-cash offsets asserted or assertable by account debtors having the effect of reducing the value of accounts receivable.

                  "Intellectual Property" has the meaning specified on Exhibit "A" attached hereto.

                  "Inventory" has the meaning specified on Exhibit "A" attached hereto.

                  "Lender" means any one of Revolver Lenders or the Term Lenders and "Lenders" means, collectively, the Revolver Lenders and the Term Lenders.

                  "Letters of Credit" has the meaning specified in the Revolver Agreement.

                  "Person" means any individual, corporation, partnership, company, association, limited liability corporation or other legal entity.

                  "Proceeds" has the meaning set forth on Exhibit "A" attached hereto.

                  "Realization Action" means any remedy available to the Revolver Agent under any of the Revolver Documents or applicable law to enforce collection of any of the Revolver Obligations following the occurrence of an event of default under the Revolver Documents, and any remedy available to Term Loan Agent under any of the Term Loan Documents or applicable law to enforce collection of the Term Loan Obligations following the occurrence of an event of default under the Term Loan Documents, including, in each case: (i) termination of the commitment to lend under the Revolver Documents, or acceleration of the maturity or demand for payment of the Revolver Obligations or Term Loan Obligations; (ii) the commencement of any action, suit, or other judicial or arbitral proceeding against any Debtor to enforce payment of any of the Revolver Obligations or Term Loan Obligations; (iii) levy or execution upon any judgment obtained in any such action, suit or other judicial or arbitral proceeding; (iv) the repossession, replevin, attachment, foreclosure upon, garnishment or other act to obtain possession of or realize upon any of the Shared Collateral; (v) any notification by a party to any account debtor on any account receivable to remit payments with respect to such account to the notifying party; and (vi) any petition filed against any Debtor for relief in any bankruptcy, insolvency, receivership, conservatorship, moratorium or other similar proceeding.

                   "Reimbursement Obligation" has the meaning specified in the Revolver Agreement.

                   "Required Lenders" means Lenders holding sixty-six and two-thirds percent (66 2/3%) or more of the sum of (i) the commitments of Revolver Lenders to make Tranche A Loans, or if all such commitments have terminated, the outstanding principal amount of the Tranche A Loans outstanding under the Revolver Agreement and the participation interests in the Letters of Credit and (ii) the aggregate principal balance outstanding under the Term Loan Agreement.

                   "Revolver Agreement" means that certain Credit Agreement dated as of March 30, 2000, among Revolver Agent, Revolver Lenders, and the Debtors, as amended by the First Amendment to Credit Agreement dated as of April 13, 2000, the Joinder Agreement dated April 14, 2000, and the Second Amendment to Credit Agreement dated as of November 17, 2000, and giving effect to all amendments and other modifications thereto to the extent such modifications are consummated in compliance with Section 2.20 hereof.

                   "Revolver Documents" means the Revolver Agreement, the "Loan Documents" as defined therein, and any and all other documents or instruments now or hereafter executed by any Debtor evidencing, securing or relating to the Revolver Obligations, and giving effect to all amendments and other modifications thereto to the extent such modifications are consummated in compliance with Section 2.20 hereof.

                   "Revolver Lenders" means the lenders who are from time to time parties to the Revolver Agreement as lenders thereunder.

                   "Revolver Obligations" means the "Obligations" as that term is defined in the Revolver Agreement.

                   "Shared Collateral" has the meaning specified on Exhibit "A" attached hereto.

                   "Subordinated Notes" means the 10 1/8% Senior Subordinated Notes due 2007 issued by Parent (formerly Richmont Marketing Specialists, Inc.) pursuant to an Indenture dated December 17, 1997 between Parent and Chase Bank of Texas National Association (formerly Texas Commerce Bank National Association) as Trustee.

                   "Term Lenders" means the lenders who are from time to time party to the Term Loan Agreement as "Lenders" thereunder.

                   "Term Loan Agreement" means that certain Second Amended and Restated Credit Agreement dated as of March 30, 2000, as amended by the First Amendment to Credit Agreement dated as of November 17, 2000, among the Term Loan Agent, the Term Lenders, and the Parent, and giving effect to all future amendments and other modifications thereto if such modifications are consummated in compliance with Section 2.20 hereof.

                   "Term Loan Documents" shall mean the Term Loan Agreement, the "Collateral Security Documents" described therein, and any and all documents or instruments now or hereafter executed by any Debtor evidencing, securing, or relating to the Term Loan Agreement, giving effect to all amendments and other modifications thereto if such modifications are consummated in compliance with Section 2.20 hereof.

                   "Term Loan Obligations" means the "Senior Obligations" as defined in the Term Loan Agreement.

                   "Tranche A Limit" means, on any date of determination thereof, an amount equal to the sum of (i) the Tranche A Principal Cap; (ii) all interest accrued and unpaid as of such date with respect to the Tranche A Loans and other Tranche A Obligations outstanding under any of the Revolver Documents (including, without limitation, any and all post-petition interest whether or not allowed under any bankruptcy, insolvency or other similar law), provided that any such interest accrued on the amount of the loans and Reimbursement Obligations that is in excess of the Tranche A Principal Cap shall not be included in this clause (ii); (iii) all fees, costs, expenses and other disbursements incurred by (and not reimbursed to) the Revolver Agent and each Revolver Lender in connection with the enforcement of any rights or remedies under the Revolver Documents (including, without limitation, any and all post-petition fees, expenses and disbursements whether or not allowed under any bankruptcy, insolvency or other similar law); and (iv) all other Tranche A Obligations outstanding as of such date, provided that the amount of interest excluded pursuant to clause (ii) of this definition and the principal amount of the loans made under the Revolver Agreement and the Reimbursement Obligations outstanding thereunder shall not be included under this clause (iv).

                   "Tranche A Principal Cap" means Forty-One Million Dollars ($41,000,000).

                   "Tranche A Loans" has the meaning specified in the Revolver Agreement.

                   "Tranche A Obligations" has the meaning specified in the Revolver Agreement.

                   "Tranche B Loans" has the meaning specified in the Revolver Agreement.

                   "Tranche B Obligations" means the principal owing in respect of and the unpaid interest accrued on the Tranche B Loans.

Section 1.2. Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

Section 1.3. Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by the Uniform Commercial Code in effect in the State of New York.


                                     ARTICLE II

                               INTERCREDITOR TERMS

     Section 2.1. PRIORITIES WITH RESPECT TO THE SHARED COLLATERAL. Term Loan Agent and Revolver Agent agree for themselves and on behalf of each of the Lenders that they each represent that, irrespective of:

             (a) the validity of any security interest of either of the Secured Parties in any or all of the Shared Collateral;

             (b) whether and in what order the security interests of either Secured Party in the Shared Collateral have attached or were perfected (by filing, possession or otherwise);

             (c)   provisions of applicable law;

             (d) the identity of the Secured Party who has possession of the Shared Collateral; or

             (e) any other matter that might determine the priority of security interests or liens in and to the Shared Collateral,

any security interest, lien, right, title or other interest which Revolver Agent has in the Shared Collateral shall constitute first priority liens in such property to secure the payment and performance of the Tranche A Obligations, and shall be superior to any security interest, lien, right, title or other interest held by the Term Loan Agent in the Shared Collateral pursuant to the Term Loan Documents or otherwise. Any security interest, lien, right, title or other interest held by the Term Loan Agent in the Shared Collateral shall be subordinate and junior in priority to any security interest, lien, right, title or other interest held by the Revolver Agent therein securing the Tranche A Obligations; provided, however, that any security interest, lien, right, title or other interest held by the Revolver Agent in the Shared Collateral securing the Tranche B Obligations shall be subordinate and junior in priority to any security interest, lien, right, title or other interest held by the Term Loan Agent therein securing the Term Loan Obligations.

     Section 2.2. ACCESS TO COLLATERAL. The Term Loan Agent agrees that the Revolver Agent, through its authorized representatives or agents may (to the extent the Term Loan Agent has the right to restrict access to the real property on which any of the Shared Collateral is located) enter upon such real property at any time and from time to time for the purpose of inspecting, repairing, removing or conducting a sale or sales of any or all of the Shared Collateral. The Term Loan Agent agrees that neither the Revolver Agent nor any Revolver Lender shall have any obligation or liability to the Term Loan Agent or any Term Lender for any action taken in accordance with the preceding sentence, except that Revolver Lenders shall: (i) repair any damage to such real property caused by the removal, repair, sale or inspection; and (ii) be liable for the negligent acts of the employees or agents of any Revolver Lender or the Revolver Agent in connection with such removal, repairs, sale or inspection.

     Section 2.3. OTHER COLLATERAL; LICENSE IN INTELLECTUAL PROPERTY. In addition to the Term Loan Agent's security interests in the Shared Collateral, the Term Loan Agent also holds, or may in the future hold, mortgages and security interests in all other assets of the Debtors, including without limitation, all real property interests, equipment, fixtures, stock of subsidiaries, Intellectual Property, insurance policies, and proceeds thereof (the "Other Collateral"). Term Loan Agent acknowledges that any right, title or interest it holds in Other Collateral consisting of Intellectual Property is subject to the licenses granted by the Debtors in favor of the Revolver Agent pursuant to the Revolver Loan Documents permitting the Revolver Agent to use such Intellectual Property in connection with the sale or other disposition of any Shared Collateral. In furtherance of the foregoing, and to the extent of the Term Loan Agent's interest in the Intellectual Property, Term Loan Agent also hereby grants to the Revolver Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Term Loan Agent) to use any of the Intellectual Property for purposes of enabling the Revolver Agent to exercise its rights and remedies under the Revolver Documents and enabling the Revolver Agent to enjoy the full benefits of the Shared Collateral (in each case as the Revolver Agent shall be entitled under the Revolver Documents).

     Section 2.4. SHARED COLLATERAL; TERM LOAN AGENT STANDSTILL. Neither Term Loan Agent nor any Term Lender will exercise or seek to exercise any rights or remedies with respect to any Shared Collateral unless and until the earliest of: (i) the Tranche A Obligations shall have been paid and satisfied in full; (ii) the Subordinated Notes shall be accelerated in accordance with their terms, or any action shall be taken or any proceeding shall be initiated by the Trustee or Holders with respect to the Subordinated Notes to enforce or otherwise exercise remedies with respect to the Subordinated
Notes; or (iii) the expiration of ninety (90) days following a Default
Notice; provided, however, that nothing herein shall prevent Term Loan Agent or Term Lenders from: (x) declaring an event of default under the Term Loan Documents and/or accelerating the Term Loan Obligations in accordance with the provisions of the Term Loan Documents; (y) seeking and obtaining a judgment with respect to the Term Loan Obligations; and/or (z) exercising any and all rights and remedies with respect to the Other Collateral.

     Section 2.5.  AGREEMENT TO GIVE NOTICE OF DEFAULT.

             (a) The Revolver Agent agrees to send Term Loan Agent a copy of any notice of default given to any Debtor under the Revolver Documents. Subject to clause (c) below, Term Lenders shall have the right (but not the obligation) to cure any monetary default under the Revolver Documents if the Term Loan Agent provides the Revolver Agent written notice of the Term Lenders' intent to cure the monetary default and the Term Lenders make the required payment to the Revolver Agent in the amount necessary to cure the monetary default, in each case within three (3) Business Days of the date the notice of default was given by the Revolver Agent. Except as provided in clause (c) below, during such three (3) Business Day period, the Revolver Agent shall not take any steps to exercise its rights and remedies arising as a result of the applicable default but after the expiration of such three (3) Business Day period, the Revolver Agent shall be free to exercise all rights and remedies available to it arising as a result of such event of default. In the event Term Lenders elect, in their sole discretion, to cure any such default, Revolver Agent agrees to accept such performance on the part of Term Lenders just as if the same has been performed by any of the Debtors. Upon any payment by Term Lenders of the obligations of the Debtors to the Revolver Lenders pursuant to the provisions of this paragraph (a), Term Lenders shall be subrogated to the rights and positions of Revolver Lenders with respect thereto; provided, that all rights of the Term Lenders arising by way of the right of subrogation shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Tranche A Obligations, but provided further, that all rights of the Term Lenders arising by way of the right of subrogation shall in all respects be senior in right of payment to all rights to payment of the Tranche B Obligations.

             (b) The Term Loan Agent agrees to send the Revolver Agent a copy of any notice of default given to any Debtor under the Term Loan Documents. Revolver Lenders shall have the right (but not the obligation) to cure any monetary default under the Term Loan Documents if the Revolver Agent provides the Term Loan Agent written notice of the Revolver Lenders' intent to cure the monetary default and the Revolver Lenders make the required payment to the Term Loan Agent in the amount necessary to cure the monetary default, in each case within three (3) Business Days of the date the notice of default was given by the Term Loan Agent. Except as provided in clause (c) below, during such three (3) Business Day period, the Term Loan Agent shall not take any steps to exercise its rights and remedies arising as a result of the applicable default but after the expiration of such three (3) Business Day period, the Term Loan Agent shall be free to exercise all rights and remedies available to it arising as a result of such event of default except as provided in
Section 2.4. In the event Revolver Lenders elect, in their sole discretion, to cure any such default, Term Loan Agent agrees to accept such performance on the part of Revolver Lenders just as if the same has been performed by any of the Debtors. Upon any payment by Revolver Lenders of the obligations of the Debtors to the Term Lenders pursuant to the provisions of this paragraph
(b), Revolver Lenders shall be subrogated to the rights and positions of Term Lenders with respect thereto, provided that all rights of the Revolver Lenders arising by way of the right of subrogation shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations outstanding under the Term Loan Documents.

             (c) Notwithstanding the provisions of subsections (a) or (b) of this Section 2.5: (i) in no event shall any failure of either of the Secured Parties to provide notices of default to the other Secured Party in any way impair the notices given to any Debtor, nor shall such failure affect the rights of the Secured Parties except as specifically set forth herein;
(ii) in no event (except, with respect to the Term Loan Agent, as provided in Section 2.13) shall any Secured Party or any Lender be prohibited from exercising any right of setoff at any time in respect of any amount a Debtor has on deposit with a Secured Party or any Lender or any amount a Secured Party or a Lender then owes to a Debtor, whether or not a notice of default shall have been given; and (iii) immediately upon the occurrence of a default under the Revolver Documents, the Revolver Lenders may suspend their obligation to make loans (as defined in the Revolver Agreement) or issue Letters of Credit. Except as specifically provided in Section 2.4 and in other provisions of this Agreement, nothing in this Agreement shall impair the right and remedies that either Secured Party or any Lender may have under their separate agreement with the Debtors or restrict such Secured Party's collection efforts (including their independent right to accelerate obligations owing to them and exercise remedies with respect to collateral or otherwise).

     Section 2.6.  COLLECTION OF ACCOUNTS.

             (a) The Revolver Documents require that all payments on the Accounts be made to one or more Approved Lock Boxes. The funds collected in the Approved Lock Boxes are to be deposited in an Approved Lock Box Account. On a daily basis, the collected funds in the Approved Lock Box Accounts are forwarded to the Revolver Agent and applied as a payment on the Tranche A Obligations. Revolver Agent shall not consent to any amendment to any Agency Account Agreement or any other Revolver Document, or give any instruction or consent under any Agency Account Agreement or other Revolver Document, which would (1) permit items delivered in payment of Accounts to be sent anywhere except to the Approved Lock Box or permit collection on such items or any other payment on the Accounts to be deposited to any deposit account other than an Approved Lock Box Account, or (2) permit funds received in an Approved Lock Box Account to be transferred or withdrawn, except for: (A) direct applications thereof to the Tranche A Obligations; (B) transfers to a deposit account with Chase established for that purpose and subject to
Section 2.13; and/or (C) transfers in accordance with Section 2.6(c).

                  (b) In the event that Revolver Agent exercises its rights pursuant to the Revolver Documents to take any Realization Action, Revolver Agent hereby agrees with Term Loan Agent as follows:

                        (i) that it will act on its own behalf as agent for the Revolver Lenders and on behalf of Term Loan Agent in connection with such Realization Action as agent for the Term Loan Agent under the terms hereof; and

                        (ii) that it will provide to Term Loan Agent an account detail of the results of any such Realization Action.

                  (c) Following the occurrence of any Realization Action, all Proceeds of the Shared Collateral shall be disbursed and applied as follows:

                        (i) first, as payment of the unpaid costs and expenses (including attorney's fees and expenses) of the Revolver Agent incurred in obtaining the Proceeds of the Shared Collateral until all such costs and expenses are paid in full;

                        (ii)   second, to the Revolver Agent, for
distributions with respect to the Tranche A Obligations in accordance with the Revolver Agreement until the earlier of (1) the date the liquidated Tranche A Obligations have been satisfied in full and all contingent Reimbursement Obligations have been fully cash collateralized or (2) the date that Proceeds of Shared Collateral that have been dispersed after the date the Realization Action shall have occurred equal the Tranche A Limit, determined as of such date;

                        (iii) third, to the Term Loan Agent for distribution to the Term Lenders in accordance with the Term Loan Agreement until all the obligations of the Debtors and each one of them under the Term Loan Documents shall have been paid and satisfied in full;

                        (iv) fourth, if Tranche A Obligations remain outstanding after the applications described in clause (ii) above, to the Revolver Agent, for distribution with respect to the Tranche A Obligations in accordance with the Revolver Agreement until the Tranche A Obligations have been satisfied in full and all contingent Reimbursement Obligations have been fully cash collateralized;

                        (v) fifth, to the Revolver Agent for distribution with respect to the Tranche B Obligations in accordance with the Revolver Agreement until all the Tranche B Obligations shall have been paid and satisfied in full; and

                        (vi) sixth, to the Debtors, as a court of competent jurisdiction may direct or as otherwise required by law.

                  (d) Prior to the occurrence of a Realization Action, proceeds of the Shared Collateral shall be applied to the Tranche A Obligations in accordance with the terms of the Revolver Agreement and Section 2.6(a), without regard to the Tranche A Limit. Whether before or after the occurrence of a

Realization Action, no payment shall be made on account of the Tranche B Obligations prior to the indefeasible payment in full in cash of all of the Term Loan Obligations, without the prior written consent of the Term Loan Lenders.

                  (e) Each Debtor hereby agrees that it will not deposit with, transfer to or otherwise put in the possession of the Revolver Agent, any of the Other Collateral or proceeds thereof, and will cause all funds, moneys or other property representing proceeds of Other Collateral to be paid or delivered directly to Term Loan Agent for application in accordance with the Term Loan Documents. In the event that the Revolver Agent receives any funds, moneys, items or other property that it knows are proceeds of Other Collateral in which Term Loan Agent has perfected a first priority security interest, it shall: (a) notify the Term Loan Agent in writing of the notice of such receipt, the date of such receipt and the amount thereof; (b) deduct from such property so received any reasonable costs or expenses (including reasonable attorney's fees and expenses) incurred in connection with the acquisition of such property; (c) hold the remaining amounts in trust for the Term Loan Agent until paid over to the Term Loan Agent; and (d) forward such remaining amounts to the Term Loan Agent promptly upon receipt thereof.

         Section 2.7. PROCEEDS SECURING CONTINGENT OBLIGATIONS. Portions of the Proceeds of the Shared Collateral distributed to the Revolver Agent may thereafter be held by the Revolver Agent as collateral for the contingent Reimbursement Obligations of Debtors in respect of Letters of Credit. In the event that a Letter of Credit expires undrawn and as a result the contingent Reimbursement Obligations relating thereto terminate, the Revolver Agent agrees to distribute the Proceeds so held in accordance with Section 2.6(c) of this Agreement.

         Section 2.8. PROCEEDS RECEIVED DIRECTLY BY A LENDER OR A SECURED PARTY. If a Secured Party or any Lender receives any Proceeds from the Shared Collateral after the date of a Realization Action, other than from the Revolver Agent, such party shall: (a) notify the Revolver Agent in writing of the nature of such receipt, the date of the receipt and the amount thereof;
(b) deduct from the Proceeds received any costs or expenses (including attorneys' fees and expenses) incurred in connection with the acquisition of such Proceeds; (c) hold the remaining amount of such Proceeds in trust for the benefit of the Revolver Agent until paid over to the Revolver Agent; and (d) pay the remaining amount of such Proceeds to the Revolver Agent promptly upon receipt thereof. Upon receipt, the Revolver Agent shall promptly distribute the Proceeds so received in accordance with Section 2.6(c) of this Agreement.

         Section 2.9. INCORRECT DISTRIBUTION. If either Secured Party or any Lender receives any Proceeds of the Shared Collateral in an amount in excess of the amount such party is entitled to receive under the terms hereof, such party shall (a) hold such excess Proceeds in trust for the benefit of the Revolver Agent until paid over to the Revolver Agent and (b) shall promptly pay the excess amount of such Proceeds to the Revolver Agent. The Revolver Agent shall promptly distribute the amount so received to the parties entitled thereto as determined in accordance with Section 2.6(c) of this Agreement.

         Section 2.10. RETURN OF PROCEEDS. If at any time payment, in whole or in part, of any Proceeds of Shared Collateral or proceeds of Other Collateral distributed hereunder is rescinded or must otherwise be restored or returned by either Secured Party or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such proceeds agrees, upon demand, to return the portion of such proceeds it has received to the Person responsible for restoring or returning such proceeds.

         Section 2.11. NONCASH PROCEEDS. Notwithstanding anything contained herein to the contrary, if Revolver Agent shall ever acquire any Shared Collateral through foreclosure or by a conveyance in lieu of foreclosure or if any Proceeds of Shared Collateral received by Revolver Agent (or received directly by either Secured Party or any Lender) to be distributed and shared pursuant to this Article II are in a form other than immediately available funds, the Person receiving such Shared Collateral or Proceeds of Shared Collateral shall not be required to remit any share thereof under the terms hereof and the Lenders shall only be entitled to their interests in the Shared Collateral or noncash Proceeds of Shared Collateral as determined hereby. The Lenders shall receive the applicable portions of any immediately available funds consisting of Proceeds from such Shared Collateral or proceeds of such noncash Proceeds so acquired only if and when paid in connection with the subsequent disposition thereof. While any Shared Collateral or other property to be shared pursuant to this Article II is held by Revolver Agent pursuant to this Section 2.11, Revolver Agent shall hold such Shared Collateral or other property for the benefit of the Revolver Lenders and the Term Loan Agent in accordance with their interest therein and all matters relating to the management, operation, further disposition or any other aspect of such Shared Collateral or other property shall be resolved by the agreement of (a) the required number of Revolver Lenders (as determined in accordance with the Revolver Agreement) until the date set forth in Section 2.6(c)(ii) occurs and thereafter (b) the required number of Term Lenders (as determined in accordance with the Term Loan Agreement).

         Section 2.12. NOTICE TO PERSONS MAKING DISTRIBUTIONS. Each Secured Party shall promptly and appropriately instruct any Person (other than Revolver Agent) making any distribution of Proceeds of Shared Collateral, to make such distribution so as to give effect to this Agreement.

         Section 2.13. PERFECTION BY POSSESSION; DEPOSIT ACCOUNTS. Each Secured Party hereby appoints the other Secured Party to serve as its bailee to perfect each Secured Party's liens in the Shared Collateral, including any Proceeds of Shared Collateral in the possession of any such other Secured Party. Each Secured Party possessing such Shared Collateral agrees to so act as bailee for the other in accordance with the terms and provisions hereof. In furtherance of the forgoing, the Secured Parties acknowledge that certain of the Debtors maintain deposit accounts at First Union as disclosed pursuant to the Revolver Documents (all such accounts herein the "First Union Accounts") and certain of the Debtors maintain deposit accounts at Chase as disclosed pursuant to the Term Loan Documents (all such accounts herein the "Chase Accounts" and together with the First Union Accounts, the "Agent Accounts"). Each Secured Party agrees to hold its Agent Accounts as bailee for other Secured Party to perfect the security interest held for the benefit of the Lenders therein. Prior to the receipt by a Secured Party of notice from the other Secured Party that an event of default under the Revolver Documents or Term Loan Documents, as applicable, has occurred, the Debtors are entitled to make withdrawals from and deposits into the Agent Accounts. When the Term Loan Agent has received notice that an event of default under the Revolver Documents has occurred, the Revolver Agent shall be the only party entitled to make withdrawals from the First Union Accounts. The Term Loan Agent agrees to transfer, in immediately available funds by wire transfer to the Revolver Agent, the amount of the collected funds credited to the First Union Accounts and delivered to the Revolver Agent, all moneys or instruments relating thereto or held therein and any other Shared Collateral at any time Agent demands payment or delivery thereof by such written notice, provided, that Revolver Agent hereby indemnifies and agrees to hold First Union harmless with respect to any item that was credited to any such First Union account and was subsequently returned to First Union for any reason whatsoever. Each Debtor agrees that the Term Loan Agent is authorized to immediately deliver all the Shared Collateral to Revolver Agent upon the Term Loan Agent's receipt of such notice from Revolver Agent. The Term Loan Agent shall not exercise any right of setoff or banker lien against any First Union Account; provided that the Term Loan Agent shall be entitled to charge, or setoff against, the First Union Accounts and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining the First Union Accounts and for the amount of any item credited to a First Union Account which is subsequently returned for any reason.

         Section 2.14. TERM LOAN AGENT OPTION TO COLLECT SHARED COLLATERAL. At Term Loan Agent's sole and exclusive option (exercised by the delivery of written notice to the Revolver Agent), after such time as the Revolver Obligations have been satisfied, the commitments of the Revolver Lenders terminated and the contingent Reimbursement Obligations of the Debtors arising in connection with outstanding Letters of Credit have been fully satisfied or collateralized, Revolver Agent will either (A) continue collection of the Accounts and other Shared Collateral on behalf of Term Loan Agent, as its agent, in accordance with the terms hereof, or (B) transfer all collection duties to Term Loan Agent or its designee, which transfer of duties shall include, without limitation, the assignment of all rights under the Agency Account Agreements and the transfer of any funds on deposit in any deposit account with the Revolver Agent together with all records pertaining thereto, and, if applicable, the notification to all account debtors of such transfer of collection duties. If the Term Loan Agent elects to require that the Revolver Agent transfer collection duties under this Section 2.14, (i) the Debtors and the Term Loan Agent, jointly and severally agree to pay to the Revolver Agent all costs and expenses incurred by the Revolver Agent in connection with complying with the Term Loan Agent's request for transfer, including, without limitation, the reasonable fees and expenses of legal counsel for the Revolver Agent and (ii) the Term Loan Agent agrees to disburse the Proceeds of the Shared Collateral as provided in Section 2.6(c)

         Section 2.15. REVOLVER AGENT AS AGENT FOR THE TERM LOAN AGENT. In order to facilitate the collection of the Shared Collateral on behalf of the Term Loan Agent, the Term Loan Agent appoints and authorizes the Revolver Agent to act as its agent with respect to the following specific matters only:

                  (a) to receive on behalf of the Term Loan Agent any Proceeds of the Shared Collateral and to distribute the Proceeds so received as provided in this Agreement;

                  (b) to receive all Shared Collateral that comes in the possessions of the Revolver Agent as agent for the Term Loan Agent to the extent of the Term Loan Agent's interest in the Shared Collateral as herein specified as bailee for the Term Loan Agent to perfect the liens and security interests granted to the Term Loan Agent in the Shared Collateral;

                  (c) to act as nominee for and on behalf of the Term Loan Agent in and under the Agency Account Agreements and any landlord or mortgagee waivers or subordination agreements; and

                  (d) to take title to the Shared Collateral for the benefit of the Lenders pursuant to the exercise of any rights and remedies arising upon a default and to manage the Shared Collateral so acquired pursuant to the directions of the Lenders as provided herein.

The Revolver Agent consents to such appointment and agrees to perform the duties specified above in this Section 2.15. Neither the Revolver Agent nor any of its affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Revolver Agent, as agent for the Term Loan Agent: (i) shall have no duties or responsibilities except those expressly set forth in this Agreement; (ii) shall not be required to initiate any litigation, foreclosure or collection proceedings hereunder; (iii) shall not be responsible to the Term Loan Agent or any Term Lenders for any recitals, statements, representations or warranties contained in this Agreement, or any certificate or other document referred to or provided for in, or received by any of them under this Agreement, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (iv) shall not be required to keep itself informed as to the performance or observance by any Debtor of any Revolver Document or Term Loan Document or to inspect the properties or books of any Debtor; (v) shall not have any duty or responsibility to provide the Term Loan Agent or the Term Lenders with any credit or other financial information concerning the affairs, financial condition, properties or business of any Debtor (or any of its affiliates) or the Shared Collateral which may come into the possession of the Revolver Agent or any of its affiliates except as expressly provided herein;
(vi) may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (vii) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties; and (viii) shall incur no liability to the Term Loan Agent or any Term Lender for taking action for the benefit of the Revolver Lenders, even if such action is detrimental to the interests of the Term Loan Agent or any Term Lender. As to any matters not expressly provided for by this Agreement, the Revolver Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Lenders, and such instructions of Required Lenders and any action taken or failure to act pursuant thereto shall be binding on the Secured Parties and the Lenders; PROVIDED, HOWEVER, that the Revolver Agent shall not be required to take any action which exposes the Revolver Agent to personal liability (including any liability to the Revolver Lenders) or which is contrary to this Agreement, contrary to any obligation or duty the Revolver Agent owes to the Revolver Lenders or contrary to applicable law or any court order.

         Section 2.16. INTERPLEADER; DECLARATORY JUDGMENT. In the event any controversy arises between or among the Lenders or the Secured Parties with respect to this Agreement or any rights of any such Person hereunder, the Revolver Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction with respect to any amounts held by the Revolver Agent hereunder or to initiate proceedings in any court of competent jurisdiction for a declaratory judgment to determine the rights of the parties.

         Section 2.17. RIGHTS OF REVOLVER AGENT AS A LENDER. Chase in its capacity as Revolver Agent and a Lender and not as agent acting for the benefit of the Term Loan Agent shall have the rights and powers hereunder of the Revolver Agent and a Revolver Lender and shall have the same rights and powers hereunder as any other Revolver Lender and as the Revolver Agent and may exercise the same as though it were not acting as the agent for the benefit of the Term Loan Agent.

         Section 2.18. EXPENSES. If the Term Loan Agent exercises the option to require the Revolver Agent to collect the Shared Collateral on behalf of the Term Loan Agent as provided in Section 2.14 of this Agreement, the Term Loan Agent agrees to reimburse the Revolver Agent promptly upon demand for any and all out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Revolver Agent in connection with the duties of the Revolver Agent performed in accordance with Section 2.17, to the extent that the Revolver Agent is not reimbursed for such expenses by the Debtors, each Debtor hereby agreeing to pay all such expense incurred by the Revolver Agent, which cost and expenses shall be obligations secured by the Shared Collateral and the Other Collateral.

         Section 2.19. BOOKS AND RECORDS, ETC. Revolver Agent and Term Loan Agent acknowledge that Books and Records are included among the Shared Collateral. Term Loan Agent agrees that Revolver Agent's security interest shall be prior to that of Term Loan Agent, but Revolver Agent agrees, if it has possession or control of the Books and Records in connection with the exercise of its remedies, it will allow the Term Loan Agent access to such Books and Records, and will, upon Term Loan Agent's request and upon payment of Revolver Agent's costs, provide copies of all Books and Records to Term Loan Agent. Revolver Agent shall cause any agreements required or obtained by Revolver Agent from landlords or mortgagees which protect the rights of Revolver Agent to have access to Books and Records on the premises leased from or mortgaged to such landlord or mortgagee to also similarly protect the rights of Term Loan Agent with respect thereto and with respect to any other Shared Collateral on such premises.

         Section 2.20.  AMENDMENTS.

                  (a) The consent of Required Lenders shall be required for any amendment to this Agreement, the Term Loan Documents or the Revolver Documents that would have the effect of: (i) changing the percentages established in clauses (i), (ii) and (iii) in the definition of the term "Advance Percent" in the Revolver Agreement (as established on the date hereof pursuant to the Second Revolver Amendment) or otherwise amend the definition of Borrowing Base (provided that the Tranche A Lenders shall be permitted, without the consent of the Term Lenders, to (A) intentionally extend credit that would cause the Outstanding Revolving Credit (as defined in the Revolver Agreement) to exceed the Borrowing Base in an aggregate amount of Five Million Dollars ($5,000,000) outstanding at any time; provided, that, in calculating the amount of credit that causes the Outstanding Revolving Credit to exceed the Borrowing Base for purposes of this provision, any amount of the Tranche A Obligations that are in excess of the Borrowing Base as a result of (1) a decline in the value of the property included therein, (2) reserves established under the Borrowing Base, (3) any miscalculation of the Borrowing Base, or (4) any other factor that has the effect of reducing the Borrowing Base, shall not be included; (B) reduce or increase the advance percentage applicable to a Debtor utilized to determine the Borrowing Base based on an increase in the average dilution percentage of the accounts receivable as described below in clause (b) of this Section 2.20; and (C) establish reserves under the Borrowing Base and determine the eligibility of the accounts receivable in the Borrowing Base in the ordinary course of its business and in accordance with the Revolver Documents); (ii) acting under clause (iv) in the definition of the term Advance Percent, except as permitted by clause (B) above; (iii) shortening the time of any payments of principal or interest due under either the Term Loan Agreement or the Revolver Agreement (including, without limitation, any such time of payment for any Tranche A Obligation or any Tranche B Obligation); (iv) reducing the committed amount under the Revolver Agreement in any situation when no default exists; or (v) reducing the amount of the Tranche B Loans outstanding.

                  (b) The Revolver Lenders will be permitted to reset the advance percentage applicable to any Debtor utilized to determine its Borrowing Base without the consent of the Term Lenders by utilizing the following formula:

                        (i)    100%; MINUS

                        (ii)   the sum of Double Dilution plus 3%; EQUALS

                        (iii)  the new advance percentage.

                  (c) The Term Lenders and Revolver Lenders, as separate groups, may establish among themselves the number of such Lenders in such group as are required to take any action described in this Section 2.20, as permitted under the terms, respectively, of the Term Loan Agreement and the Revolver Agreement, and shall otherwise have the right to amend or otherwise modify, respectively, the Term Loan Documents and Revolver Documents.

         Section 2.21.  ADDITIONAL COLLATERAL.

                  (a) Each Secured Party agrees that it shall not accept, either directly or indirectly, as security for any of the Revolver Obligations or the Term Loan Obligations, any additional collateral from any Person (the "Additional Collateral"), other than Secured Collateral and Other Collateral, unless each Secured Party is granted a perfected security interest in such Additional Collateral. Additional Collateral shall, for all purposes hereunder, be treated as Shared Collateral.

                  (b)   If furtherance of clause (a) above:

                        (i) MS Acquisition and Richmont each hereby grant to the Term Loan Agent, for the benefit of the Term Lenders, a security interest in any Additional Collateral which they provide to the Revolver Agent, for the benefit of the Revolver Lenders.

                        (ii) The Revolver Agent agrees to hold for the benefit of the Lenders, as Shared Collateral hereunder, any such Additional Collateral received by it.

         Section 2.22. SUBORDINATION OF OBLIGATED PARTIES. MS Acquisition and Richmont expressly acknowledge and agree that any rights that they may have against Debtors by way of subrogation, contribution, or other similar rights arising out of any guaranty, pledge of assets other credit support with respect to liabilities of the Debtors ("Subrogation Rights") shall be subordinated in all respects to the Term Loan Obligations. Without limiting the generality of the foregoing, MS Acquisition and Richmont agree that they shall not demand or accept payment on account of or otherwise seek to enforce any such Subrogation Rights until all Term Loan Obligations have been indefeasibly paid in full in cash.

         Section 2.23. CERTAIN ADDITIONAL AGREEMENTS. Prior to the date hereof, MS Acquisition has advanced to Parent a subordinated loan in the principal amount of $2,500,000, which loan by its terms is subordinated to the Revolver Obligations and the Term Loan Obligations (the "MS Acquisition Subordinated Debt"). In addition, pursuant to a Master Participation Agreement relating to the Tranche B Obligations, MS Acquisition has committed to fund an additional $5,000,000 of Tranche B Obligations to be advanced on December 13, 2000 (the "Additional Tranche B Funding"). The Revolver Lenders and the

Term Loan Lenders have consented to the repayment of the MS Acquisition Subordinated Debt in connection with the funding of the Additional Tranche B Funding, subject to certain conditions as set forth in the Second Revolver Amendment and the First Term Loan Amendment (the "MS Acquisition Repayment"). In the event that the conditions to the MS Acquisition Repayment have not been satisfied, Borrowers and MS Acquisition agree to take all action necessary to convert the MS Acquisition Subordinated Debt into common equity (or other equity approved in writing by Revolver Lenders and Term Loan Lenders) on or before December 13, 2000, or otherwise assure on or before December 13, 2000 that the Additional Tranche B Funding will not result in any violation of the Subordinated Debt.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1. NOTICES, ETC. Any notice or other communication required or permitted to be given by this Agreement or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below), (b) three (3) Business Days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

                           IF TO THE REVOLVER AGENT:

                           The Chase Manhattan Bank
                           Asset Based Lending
                           600 5th Avenue, 4th Floor
                           New York, New York 10020
                           Attention:  Credit Deputy

                                    WITH A COPY TO:
                                    Chase Business Credit
                                    2200 Ross Avenue, 4th Floor
                                    Dallas, Texas  75201
                                    Attention:  Thomas M. Vertin

                           IF TO TERM LOAN AGENT:

                           First Union National Bank
                           201 South College Street
                           mailcode # NC-0760
                           Charlotte, NC 28288-0760
                           Attention:  Robert A. Brown

Either party may change its address to another address by notice given as herein provided. Actual receipt of notice shall not be necessary in order to provide effective notice hereunder, except that any change of address shall not be effective until actually received by the other parties.

         Section 3.2. WAIVER OF MARSHALING. Each party to this Agreement hereby waives any right to require any other party to marshal any security or collateral or otherwise to compel any other party to seek recourse against or satisfaction of the indebtedness owed to it from one source before seeking recourse or satisfaction from another source.

         Section 3.3. COPIES OF LOAN DOCUMENTS. The Secured Parties agree to provide each other with (i) copies of the fully executed loan documents which evidence or embody their respective loans, on the closing date of such loans, and (ii) any future amendments or other modifications thereto or waivers in connection therewith, promptly upon the effectiveness of such amendment, modification or waiver.

         Section 3.4. OBLIGATIONS UNIMPAIRED; DEBTORS NOT THIRD PARTY BENEFICIARIES. Except as expressly provided herein, nothing contained in this Agreement shall impair, as between the Debtors on the one had and the Secured Parties and the Lenders on the other, the obligations of Debtors to pay or perform any obligation or liability any one of them may have to such Secured Party or Lender when the same are required to be paid or performed in accordance with the terms of the Revolver Documents or Term Loan Documents, as applicable. The Debtors agree that this Agreement (i) shall not give the any Debtor any substantive rights vis-a-vis any Secured Party or any Lender, (ii) is for the sole benefit of the Secured Parties and the Lenders, (iii) may be enforced by only the Secured Parties and the Lenders and their respective successors and assigns, and (iv) is not for the benefit of, and may not be enforced by, any Debtor.

         Section 3.5. NO ADDITIONAL RIGHTS FOR THE DEBTORS. If either Secured Party or any Lender shall enforce its rights and remedies in violation of the terms of this Agreement, each Debtor agrees that it shall not use such violation as a defense to the enforcement by such Secured Party or any Lender of any of their respective rights under the loan documents to which it is a party nor assert such violation as a counterclaim or basis for setoff or recoupment against either Secured Party or any Lender.

         Section 3.6. FURTHER ASSURANCES. At any time and from time to time, upon the written request of either Secured Party, and at the expense of the Debtors, each Debtor will promptly execute and deliver any and all such further instruments and documentation and take such further action as either Secured Party deems necessary or advisable in obtaining the full benefits of this Agreement.

         Section 3.7.   MISCELLANEOUS.

                  (a) This Agreement shall be binding upon the parties hereto, the Lenders and their respective successors and assigns. Each Secured Party represents and warrants to the other that it has the power to bind the Lenders in its bank group to this Agreement.

                  (b) Should any provision of this Agreement be deemed invalid or unenforceable as contrary to applicable law, the parties hereto agree that such provision shall automatically be deemed to be reformed as to be consistent with applicable law.

                  (c) This Agreement may not be amended or modified except by a written instrument signed by the Secured Parties and the Required Lenders; provided that a new Person that becomes a subsidiary of the Parent and pledges its Shared Collateral to the Secured Parties may become a party hereto pursuant to the execution of a joinder agreement in form and substance acceptable to the Secured Parties without the consent or agreement of the Required Lenders.

                  (d) This Agreement may be executed in any number of counterparts and on telecopy counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same agreement.

                  (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (f) No waiver by any party hereto of the compliance by any other party with any term, provision, obligation or agreement contained herein shall constitute a waiver of such party's right to thereafter require full compliance therewith.

                  (g) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT THAT ANY OF THEM MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF THE PARTIES HERETO IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT TO THE PARTIES TO ENTER INTO THIS AGREEMENT, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN THE PARTIES HERETO SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         Section 3.8. ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING, WITHOUT LIMITATION, THE ORIGINAL AGREEMENT) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NOT UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. THIS AGREEMENT AMENDS AND RESTATES THE ORIGINAL AGREEMENT IN ITS ENTIRETY.

                  IN WITNESS WHEREOF, each of the undersigned have executed or have caused this Amended and Restated Intercreditor Agreement to be executed by their duly authorized officers on the day and year first above written.

                           MARKETING SPECIALIST CORPORATION
                           MARKETING SPECIALISTS SALES COMPANY
                           PAUL INMAN ASSOCIATES, INC.
                           THE SALES FORCE COMPANIES, INC.



                           By:
                                -----------------------------------------------
                                Name:
                                       ----------------------------------------
                                       Authorized Officer for all Debtors


                           THE CHASE MANHATTAN BANK,
                           as Revolver Agent and Revolver Lender



                           By:
                                -----------------------------------------------
                                Name:
                                       ----------------------------------------
                                Its:
                                       ----------------------------------------


                           FIRST UNION NATIONAL BANK,
                           as Term Loan Agent and the sole Term Lender



                           By:
                                -----------------------------------------------
                                Name:
                                       ----------------------------------------
                                Its:
                                       ----------------------------------------


                           CREDIT SUISSE FIRST BOSTON, as Revolver Lender



                           By:
                                -----------------------------------------------
                                Name:
                                       ----------------------------------------
                                Its:
                                       ----------------------------------------


                           FLEET CAPITAL CORPORATION, as Revolver Lender



                           By:
                                -----------------------------------------------
                                Name:
                                       ----------------------------------------
                                Its:
                                       ----------------------------------------



                             [EXECUTIONS CONTINUED]

                           MS ACQUISITION LIMITED
                               By:  MSSC Acquisition Corp., its general partner



                                    By:
                                         -------------------------------------
                                         Name:
                                                ------------------------------
                                         Title:
                                                ------------------------------


                           RICHMONT CAPITAL PARTNERS I, L.P.
                               By: J.R. Investments Corp., its managing general partner



                                    By:
                                         -------------------------------------
                                         Name:
                                                ------------------------------
                                         Title:
                                                ------------------------------

                                   EXHIBIT "A"

                                       TO

                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

                                SHARED COLLATERAL

                  "Shared Collateral" means (i) the Additional Collateral described in Section 2.21 of the Amended and Restated Intercreditor Agreement, and (ii) all of right, title and interest of each Debtor in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "COLLATERAL"):

                  (a)      all Accounts;

                  (b)      all Inventory;

                  (c) all Deposit Accounts and all funds, certificates, Documents, Instruments, checks, drafts, wire transfer receipts and other earnings, profits or other Proceeds from time to time representing, evidencing, deposited into or held in the Deposit Accounts; and

                  (d) all Instruments, Financial Assets, other Investment Property, Documents, Chattel Paper, General Intangibles, products and Proceeds evidencing title to, or the right to possession of, arising from the sale or other disposition of, necessary for or used in connection with the production, manufacture, sale or other disposition of, or otherwise relating to, or arising or created out of the property described in the forgoing clauses (a) through (c).

                  Notwithstanding the definition above, Collateral shall not include any Debtor's equipment, fixtures, intellectual property, real estate, insurance policies or stock of subsidiaries, or any Proceeds thereof (other than proceeds of casualty insurance specifically relating to a casualty loss with respect to Inventory).

                  As used in the this Exhibit "A", the following terms shall have the following meanings and terms used in this Exhibit "A", which are defined in the UCC, unless otherwise defined in this Exhibit "A", shall have the meanings determined in accordance with the UCC:

                  "ACCOUNT" means any "account," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of the Debtor, (c) all security pledged, assigned or granted to or held by the Debtor to secure any of the foregoing, (d) all guaranties of, or indemnifications with respect to, any of the foregoing, (e) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale, (f) all rights to brokerage commissions, and
(g) all other Supporting Obligations, including any applicable Letter of Credit Rights.

                  "CHATTEL PAPER" means any "chattel paper," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor.

                  "DEPOSIT ACCOUNTS" means any and all deposit accounts or other bank accounts now owned or hereafter acquired or opened by the Debtor, and any account which is a replacement or substitute for any of such accounts.

                  "DOCUMENT" means any "document," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by the Debtor.

                  "FINANCIAL ASSETS" means any "financial asset," as such term is defined in the UCC.

                  "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor and (i) , in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all of the Debtor's books and records, including without limitation, all books and records, computer runs, invoices, tapes, processing software, processing contracts (such as contracts for computer time and services) and any computer prepared information, tapes, or data of every kind and description, whether in the possession of any Debtor or in the possession of third parties and all of each Debtor's other data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes, rights of the Debtor to retrieve data and other information from third parties, and other data of every kind and description, to the extent that they indicate, summarize, or evidence, or otherwise relate to, the Accounts or Inventory, whether in the possession of any Debtor or in the possession of any third party; (b) all of the Debtor's contract rights, including, without limitation, all of Debtor's right, title and interest in and to the Lockbox Agreements which include, without limitation, the following: (i) all rights of the Debtor to receive moneys due and to become due under or pursuant to such contract rights, (ii) all rights of the Debtor to receive proceeds of any insurance, indemnity, warranty, guaranty, or other Supporting Obligations with respect to such contract rights, (iii) all claims of the Debtor for damages arising out of or for breach of or default under such contract rights, and (iv) all rights of the Debtor to terminate such contract rights, to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder; (c) all rights of the Debtor to payment under letters of credit and similar agreements, including without limitation, all Letter of Credit Rights; (d) all choses in action and causes of action of the Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor, including without limitation, all commercial tort claims; and (e) all rights of the Debtor under any insurance, surety or similar contract or arrangement and (ii) shall specifically exclude any Intellectual Property.

                  "INSTRUMENT" means any "instrument," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of the Debtor, whether now owned or hereafter acquired.

                  "INTELLECTUAL PROPERTY" means the Trademarks and Trademark Licenses.

                  "INVENTORY" means any "inventory," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, inventory, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of the Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by the Debtor; and (e) all Documents evidencing any of the foregoing.

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


                  "INVESTMENT PROPERTY" means any "investment property" as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor:
(a) any security, whether certificated or uncertificated; (b) any security entitlement; (c) any securities account; (d) any commodity contract; and (e) any commodity account, PROVIDED, however, that Investment Property shall not include any equity interests issued by subsidiaries of the Debtor.

                  "LETTER OF CREDIT RIGHTS" means "letter of credit rights," as such term is defined in the UCC.

                  "LOCKBOX ACCOUNTS" shall mean the lockbox accounts described in the Revolver Documents and any other accounts established pursuant to the Lockbox Agreements in which all funds received pursuant to the Lockbox Agreements shall be deposited.

                  "LOCKBOX AGREEMENTS" shall mean the lockbox or other agreements described in the Revolver Documents and any lockbox or other agreement entered into by a Debtor, with the Revolver Agent, any Revolver Lender or any other depository institution acceptable to the Revolver Agent, pursuant to which a lockbox and deposit account shall be established for a Debtor into which payments on such Debtor's accounts or other Collateral shall be sent and deposited, each in form and substance satisfactory to the Revolver Agent, as the same may be amended or otherwise modified.

                  "PAYMENT INTANGIBLES" means "payment intangibles" as such term is defined in the UCC.

                  "PROCEEDS" means any "proceeds," as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any party acting, or purporting to act, for or on behalf of any governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral and all other Payment Intangibles relating thereto.

                  "SUPPORTING OBLIGATIONS" means "supporting obligations" as such term is defined in the UCC.

                  "TRADEMARK LICENSE" means any written agreement now or hereafter in existence granting to the Debtor any right to use any Trademark.

                  "TRADEMARKS" means all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing appear, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by the Debtor.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time and for purpose of the definitions contained in this Exhibit "A", includes the Revised Article 9 of the Uniform Commercial Code included in the 1998 official text of the Uniform Commercial Code as approved by the American Law Institute in 1998 and the National Conference of Commissioners on Uniform State Laws in 1999 ("Revised Article 9"). For purposes of this Exhibit "A", in the event of any difference between the Uniform Commercial Code as in effect in the State of New York and Revised Article 9, Revised Article 9 shall control.














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